Exhibit 16.1

August 23, 2013

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Commissioners:

We have read the statements made by Affinity Gaming (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Affinity Gaming dated August 19, 2013. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP